Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-09168, 333-60952, 333-91552, 333-111579, 333-129961, 333-129960, 333-202302, 333-175839, 333-165137, 333-211941, 333-222041, and 333-222044), Form S-3 (No. 333-213502) and Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-209648) on Form S-3 of our report dated February 16, 2018, relating to the financial statements of the New Shire Income Access Share Trust appearing in this Annual Report on Form 10-K of Shire plc for the year ended December 31, 2017.

/s/ Deloitte LLP

London, United Kingdom
February 16, 2018